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                                                                      EXHIBIT 11

                     CAMERON ASHLEY BUILDING PRODUCTS, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                                  (THOUSANDS)

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


                                                                               Three Months Ended
                                          -----------------------------------------------------------------------------------------
                                                          April 30, 1999                           April 30, 1998
                                          --------------------------------------------   ------------------------------------------
                                             Income          Shares         Per-Share       Income        Shares        Per-Share
                                          (Numerator)     (Denominator)      Amount       (Numerator)  (Denominator)      Amount
                                          ------------    -------------   ------------   ------------   ------------   ------------

BASIC EPS
Income available to common
stockholders                              $      3,477           8,654    $       0.40   $      2,748          9,350   $       0.29
                                                                          ============                                 ============

EFFECT OF DILUTIVE SECURITIES
Average options outstanding                                      1,831                                         1,366

Effects of treasury stock method
(based on exercise proceeds and
 tax benefits)                                                  (1,684)                                       (1,079)
                                          ------------    ------------                   ------------   ------------

DILUTED EPS
Income available to common
stockholders assuming dilution            $      3,477           8,801    $       0.40   $      2,748          9,637   $       0.29
                                          ============    ============    ============   ============   ============   ============
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



                                                                              Six Months Ended
                                          -----------------------------------------------------------------------------------------
                                                          April 30, 1999                           April 30, 1998
                                          --------------------------------------------   ------------------------------------------
                                             Income          Shares         Per-Share       Income        Shares        Per-Share
                                          (Numerator)     (Denominator)      Amount       (Numerator)  (Denominator)      Amount
                                          ------------    -------------   ------------   ------------   ------------   ------------

BASIC EPS
Income available to common
stockholders                              $      3,434           8,650    $       0.40   $      3,388          9,336   $       0.36
                                                                          ============                                 ============

EFFECT OF DILUTIVE SECURITIES
Average options outstanding                                      1,831                                         1,311

Effects of treasury stock method
(based on exercise proceeds and
 tax benefits)                                                  (1,679)                                       (1,039)
                                          ------------    ------------                   ------------   ------------

DILUTED EPS
Income available to common
stockholders assuming dilution            $      3,434           8,802    $       0.39   $      3,388          9,608   $       0.35
                                          ============    ============    ============   ============   ============   ============
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